   As filed with the Securities and Exchange Commission on September 15, 1997

                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              Royal Precision, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1453896
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                3490 Clubhouse Drive, Jackson Hole, Wyoming 83001
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)

   FM Precision Golf Corp. 1997 Stock Option Plan; Royal Grip, Inc. 1993 Stock
     Option Plan, Non-Employee Directors Stock Option Plan and Non-Employee Director Option Plan and Options issued pursuant to individual contracts with employees and consultants of Royal Grip, Inc.
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                     with a copy to:
Kenneth J. Warren, Esq
2109 W. Fifth Avenue, Suite C,       Robert S. Schwartz
Columbus, Ohio  43212                c/o Benesch, Friedlander, Coplan & Aronoff
                                         88 East Broad Street, Suite 900
                                         Columbus, Oh 43215-3506
--------------------------------------------------------------------------------
(Name and Address of Agent For Service)


                                  614-487-1966
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                             Proposed         Proposed
                                                              maximum          maximum
        Title of securities               Amount to be    offering price      aggregate         Amount of
         to be registered                  registered       per share*     offering price*  registration fee
------------------------------------------------------------------------------------------------------------
   Common Stock, $.001 par value             610,896      $0.24 - $24.50     $3,739,918         $1,133.31
============================================================================================================

* The proposed maximum offering price per share is the range of prices at which options may be exercised. Pursuant to paragraph (h) of Rule 457, the proposed maximum aggregate offering price is the aggregate exercise prices of the options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents below are incorporated by reference in this registration statement; and all documents subsequently filed by Royal Precision, Inc., a Delaware corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


      (a) Prospectus dated August 18, 1997 (Registration Statement No. 333-28841), filed by Registrant pursuant to Rule 424(b) of the Securities Act of 1933.

      (b)  Reserved

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 000-22889), including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock of the Registrant issuable under the Plans and the individual contracts with employees and consultants of Royal Grip, Inc. will be passed upon for the Registrant by Kenneth J. Warren, Esq., Columbus, Ohio. Mr. Warren is the beneficial owner of 349,354 shares of Registrant's Common Stock, and is a director and Secretary of Registrant. Mr. Warren participated in the organization of the Registrant and has received legal fees from the Registrant. The disclosures under the headings "CERTAIN FMP TRANSACTIONS" and "FMP EXECUTIVE COMPENSATION" in the Prospectus dated August 18, 1997 (Registration Statement No. 333-28841), filed by Registrant pursuant to Rule 424(b) of the Securities Act of 1933 are incorporated herein by reference.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article VI of the Registrant's By-laws has provisions requiring the Registrant to indemnify its officers, directors, employees and agents which are in substantially the same language as Section 145.

         Article Eight of the Registrant's Certificate of Incorporation further provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of any fiduciary duty except for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

(4)      Instruments Defining the Rights of Security Holders.

         4.1 See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex IV to the Prospectus dated August 18, 1997 (Registration Statement No. 333-28841), filed by Registrant pursuant to Rule 424(b) of the Securities Act of
1933).

         4.2 See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of Article VII of the By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (Registration Statement No. 333-28841)).

(5)      Opinion re Legality.

         5.1 Opinion of Kenneth J. Warren, Esq. as to the validity of the Common Stock being registered hereunder.

(23)     Consents of Experts and Counsel.

         23.1 Consent of Arthur Andersen LLP.

         23.2 Consent of Kenneth J. Warren, Esq. is set forth as part of Exhibit
              5.1 above.

(24)     Powers of Attorney.

         24.1 Powers of Attorney.

         24.2 Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson Hole, State of Wyoming, this 9th day of September, 1997.


                                        ROYAL PRECISION, INC.
                                          (Registrant)


                                        By:  /s/ Christopher A. Johnston
                                            -----------------------------
                                             Christopher A. Johnston
                                             President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 1997.

         Signature                                                 Title
         ---------                                                 -----
/s/ Christopher A. Johnston                   Director, President, Chief Executive Officer,
---------------------------------             Treasurer (principal executive officer and principal
Christopher A. Johnston                       financial and accounting officer)


/s/ David E. Johnston*                        Director, Executive Vice President
---------------------------------
David E. Johnston


/s/ Richard P. Johnston*                      Director, Chairman of the Board
---------------------------------
Richard P. Johnston


/s/ Kenneth J. Warren*                        Director, Secretary
---------------------------------
Kenneth J. Warren


/s/ Ronald L. Chalmers*                       Director, Executive Vice President
---------------------------------
Ronald L. Chalmers


/s/ Raymond J. Minella                        Director
---------------------------------
Raymond J. Minella


                                              Director, Vice Chairman of the Board
---------------------------------
Danny Edwards


/s/ Robert G. J. Burg, II*                    Director, Executive Vice President
---------------------------------
Robert G. J. Burg, II


/s/ James G. DeMello*                         Director
---------------------------------
James G. DeMello

*Christopher A. Johnston, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By:  /s/ Christopher A. Johnston
    ---------------------------------
     Christopher A. Johnston, Attorney-in-fact

                                  EXHIBIT INDEX

                                                                                                   PAGE IN
                                                                                                 SEQUENTIALLY
EXHIBIT                                                                                            NUMBERED
NUMBER                                     DESCRIPTION                                               COPY
4.1.     Amended and Restated Certificate of Incorporation of the Registrant.                          *

4.2.     Amended and Restated By-Laws of the Registrant.                                               *

5.1.     Opinion of Kenneth J. Warren, Esq., as to the validity of the Common Stock being              7
         registered hereunder.

23.1.    Consent of Arthur Andersen LLP.                                                               9

23.2.    Consent of Kenneth J. Warren, Esq., is set forth as part of Exhibit 5.1 above.

24.1.    Powers of Attorney.                                                                          10

24.2.    Certified copy of resolution of Registrant's Board of Directors authorizing                  18
         officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

* Incorporated by reference